EXHIBIT 99.1


                                                  Press Release
                                                  Issued 5/23/95

               CSW
Central and South West Corporation

News Release


         Central and South West Corporation reports sending El Paso Electric Company breach letter, receiving El Paso Electric request to extend merger

     Dallas (May 23, 1995)--Central and South West

Corporation (NYSE: CSR) said it notified El Paso Electric

Company today in a letter that El Paso Electric is in breach of the companies' proposed merger agreement.

     Central and South West also said it had received on May

22, 1995, a request from El Paso Electric to extend the

merger agreement for six months until December 8, 1995, but

had not made a decision about the extension.

     Central and South West said it was notifying El Paso

Electric to protect its rights and to give El Paso Electric

10 days to remedy the breaches, as required in the merger

agreement.  The company said it was not terminating the

merger and was continuing to use its best efforts to fulfill its obligations under the merger agreement.

     "EPE's failure to remedy its breaches will be among the

factors CSW considers in deciding what action to take on or

after the Termination Date" of the merger agreement, which

is June 8, 1995, the company said in its letter to El Paso

Electric.

     Central and South West cited a number of actions by El

Paso Electric that constitute breaches of the agreement.

     On May 11, 1995, El Paso Electric made a filing in

federal bankruptcy court, seeking a temporary restraining

order to prevent the Public Utility Commission of Texas from issuing an interim order in El Paso Electric's rate and

merger case pending before the commission (Docket 12700).

As a result, the Texas PUC on May 12, 1995, suspended

indefinitely a decision in the proceedings, "thereby

severely jeopardizing the prospects of timely and favorable

action by the PUCT," the company said.

     On September 12, 1994, Central and South West had

advised El Paso Electric that adverse developments could

constitute material adverse effects unless resolved in a

timely manner by El Paso Electric.  Central and South West

cited El Paso Electric's lack of timely remedy of these

adverse developments that could prevent closing of the

proposed merger agreement.

     "Instead of undertaking to remedy the Material Adverse

Effects identified in the September 12, 1994, letter and

directing its efforts to satisfying the closing conditions

under the Merger Agreement," Central and South West said,

"EPE has pursued a course of conduct...to promote a stand-

alone plan in lieu of the proposed merger.  In so doing, EPE committed other breaches of the Merger Agreement."

     Central and South West said El Paso Electric has

breached the merger agreement by participating in

discussions and spending large sums on a possible stand-

alone reorganization plan.

     The proposed merger between Central and South West and

El Paso Electric was announced on May 4, 1993.  El Paso

Electric's plan of reorganization was confirmed by the

federal bankruptcy court on December 8, 1993.

     The proposed merger is contingent upon receiving

regulatory approvals or authorizations from state and

federal agencies as well as on other conditions.  The merger agreement provides that the proposed merger can be

terminated by either company if any required regulatory

approvals have not been obtained within 18 months after

confirmation by the federal bankruptcy court of a

reorganization plan for El Paso Electric.

     Central and South West Corporation is a public utility

holding company based in Dallas.  It owns Central Power and

Light Company, Public Service Company of Oklahoma,

Southwestern Electric Power Company and West Texas Utilities

Company.  These four subsidiaries provide electric utility

service to 1.6 million customers in Texas, Oklahoma,

Louisiana and Arkansas.  Central and South West also owns

Transok, Inc., an Oklahoma intrastate natural gas pipeline

company, and several other subsidiaries.

     El Paso Electric Company is an electric utility serving

approximately 268,000 customers in El Paso, Texas, and an

area of the Rio Grande Valley in West Texas and southern New

Mexico as well as wholesale customers located in Southern

California and Mexico.


                            # # #
Media contact: Gerald R. Hunter, manager of external communications for Central and South West Corporation, 214-777-1165.

Financial analyst contact: Sharon R. Peavy, director of investor relations for Central and South West Corporation, 214-777-1277.